Exhibit 10.18

ADDENDUM TO THE

CAPTIVE INSURANCE COMPANY MANAGEMENT SERVICES AGREEMENT

BETWEEN

USA RISK GROUP (BERMUDA) LTD. (“USABDA”)

AND

AMERINST INSURANCE COMPANY, LTD. (“THE COMPANY”)

EFFECTIVE: January 1, 2008

Management Agreement Addendum

1)	It is hereby agreed that, the Company will compensate USABDA at a rate of $265,000 per annum beginning 1/1/08 and ending 12/31/08, which shall be inclusive of all work by MANAGER on CAMICO, PDIC and the CNA audit.
2)	Cause the above fee to be paid in quarterly installments in advance at the beginning of each calendar quarter.
3)	Reimburse USABDA for reasonable out-of-pocket expenses incurred during the management of the COMPANY including; courier and express mail service; long distance telephone calls; travel and meeting expenses incurred at the request of the COMPANY; costs of COMPANY stationery; filing fees; and similar expenses.

COMPANY agrees that special projects will be invoiced separately at agreed upon fees or rates.

IN WITNESS WHEREOF, the parties have duly executed this Addendum this 29th day of November, 2007.

By:	/S/ STUART GRAYSTON
USA Risk Group (Bermuda), Ltd.

By:	/S/ JEROME A. HARRIS
AmerInst Insurance Company, Ltd.